UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

cbdMD, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Westinghouse Blvd., Suite A
Charlotte, NC 28273
(704)445-3060
(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YCBD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 20, 2026, cbdMD, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Amendment”) to extend the Warehouse Lease entered into on August 27, 2019, as amended (the “Lease”), located at 2101 Westinghouse Boulevard, Suite A, Charlotte, North Carolina 28273. The facility also serves as the Company’s executive offices. The Amendment extends the term of the Lease for a period of 62 months beginning on October 1, 2026, with a new expiration date of November 30, 2031 for 40,000 square feet of space. The Amendment provides for the reduction in monthly base rent to $38,000 per month for the initial year of the renewal term, with an annual base rent of $9.75 per square feet from March 1, 2025 through February 28, 2026, subject to annual increases up to $13.87 per square foot for the final two months of the amended term of the Lease. The Company shall also continue to pay Additional Rent and all other amounts. The monthly base rent shall be abated for the period from October 1, 2026 through November 30, 2026. Furthermore, as set forth under the Amendment the Company reduced the size of the Lease to 40,000 square feet, as the reduced size of the Lease is sufficient for the Company’s current and expected operations.

Prior to entering into the Amendment management of the Company evaluated options regarding the expiring Lease and determined that an extension was in the Company’s best interests. Management believes that the Company remaining in its current facilities with a reduced footprint aligns with the Company’s current and long-term needs and reduces operating expenses throughout the extended lease term. The Amendment results in an annual reduction of gross rent expense of approximately $450,000 per year and net rent expense reduction of approximately $100,000 to $120,000 per year when factoring in ongoing sublet rent.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Third Amendment to Lease effective May 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: May 20, 2026	By:	/s/ T. Ronan Kennedy
Name: T. Ronan Kennedy
Title: Chief Executive Officer and Chief Financial Officer